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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of RF Monolithics, Inc. on Form S-8 for the 1994 Employee Stock Purchase Plan, the 1994 Non-Employee Directors' Stock Option Plan, the 1997 Equity Incentive Plan and the 1999 Equity Incentive Plan of our report dated October 21, 1999, appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 1999.


/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
April 10, 2000